UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2018

CSB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

91 North Clay Street, P.O. Box 232, Millersburg, Ohio		44654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (330) 674-9015

Not Applicable

(Former Name or former address if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)     Effective January 25, 2018, CSB Bancorp, Inc. (the “Company”) elected Cheryl M. Kirkbride as a director to serve for the term expiring at the Company’s 2019 Annual Meeting of Stockholders or until her earlier death, resignation or removal. Ms. Kirkbride has been appointed to the Audit Committee.

Effective January 25, 2018, The Commercial and Savings Bank of Millersburg, Ohio (the “Bank”), a wholly owned affiliate of the Company elected Cheryl M. Kirkbride as a director. Ms. Kirkbride has been appointed to the Bank’s Audit and ALCO Committees.

Ms. Kirkbride, 48, is an Attorney, Partner to the Kropf Wagner Law Firm, LLP, in Orrville Ohio. She currently serves the City of Orrville as its Law Director and the Village of Smithville as Solicitor. Ms. Kirkbride graduated from Smithville High School, obtained a BA English degree from John Carroll University, teaching certificate from College of Wooster, and was magna cum laude University of Akron Law School.

The Bank may in the future have loan and deposit relationships with Ms. Kirkbride and companies which she and her related parties have a respective interest, such relationships will be in the ordinary course of the Bank’s business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and deposits with persons unrelated to the Bank, and will not involve more than the normal risk of collectability or present other unfavorable features.

As an independent director Ms. Kirkbride is entitled to receive an annual cash retainer of $15,000 for service as a Board member, payable quarterly in arrears.

(d)     Effective January 25, 2018, CSB Bancorp, Inc. (the “Company”) elected Vikki G. Briggs as a director to serve for the term expiring at the Company’s 2020 Annual Meeting of Stockholders or until her earlier death, resignation or removal.

Effective January 25, 2018, The Commercial and Savings Bank of Millersburg, Ohio (the “Bank”), a wholly owned affiliate of the Company elected Vikki G. Briggs as a director. Ms. Briggs has been appointed to the ALCO and Trust Committees.

Ms. Briggs, 46, is the Program Coordinator for the Applied Methods and Research Experience (“AMRE”) for the College of Wooster with responsibility for marketing the AMRE program among local and regional businesses. Previously Ms. Briggs was associated with Sun Life

Financial in its Wellesley Hills, Ma. and Cleveland, Ohio offices over a sixteen year period in increasing capacities. Ms. Briggs, obtained a Bachelor of Science in Civil Engineering degree from Tufts University located in Medford, Ma.

There are no related-party transactions in which Ms. Briggs or any immediate member of Ms. Brigg’s family has an interest that would require disclosure under Item 404(a) of Regulation S-K.

As an independent director Ms. Briggs is entitled to receive an annual cash retainer of $15,000 for service as a Board member, payable quarterly in arrears.

In connection herewith, the Board of Directors of the Company and the Bank increased the authorized number of directors to nine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB Bancorp, Inc.

	By:	/s/ Paula J. Meiler
Paula J. Meiler
Date: January 25, 2018		Senior Vice President and Chief Financial Officer